EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We hereby consent to the incorporation by reference in Registration Statement No. 333-117604, No. 333-90348, No. 333-231668, and No. 333-193655 on Form S-8 and 333-169186 on Form S-3 of Franklin Financial Services Corporation of our report dated March 10, 2023 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Cleveland, OH

March 10, 2023